As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

TRONOX HOLDINGS PLC
(Exact name of registrant as specified in its charter)

England and Wales	98-1467236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Laporte Road, Stallingborough
Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices)

TRONOX HOLDINGS PLC
AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN
(Full title of the plan)

Jeffrey Neuman, Esq.
Senior Vice President, General Counsel and Secretary
Tronox Holdings PLC
263 Tresser Boulevard, Suite 1100
Stamford, Connecticut 06901
(Name and address of agent for service)
(203) 705-3800
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Craig B. Brod, Esq.	Dan Tierney, Esq.
Helena K. Grannis, Esq.	Cleary Gottlieb Steen & Hamilton LLP
Cleary Gottlieb Steen & Hamilton LLP	2 London Wall Place,
One Liberty Plaza	London, England, EC2Y 5AU
New York, New York 10006	Telephone: +44 20 761 42200
Telephone: (212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒
Accelerated filer ☐
Non-accelerated filer ☐
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 28, 2026, at the Annual Meeting of Shareholders of Tronox Holdings plc (the “Registrant”), the Registrant’s shareholders approved an amendment (the “Amendment”) to the Tronox Holdings Amended and Restated Management Equity Incentive Plan (the “Plan”), which amended the Plan to increase the number of the Registrant’s ordinary shares, par value $0.01 per share (the “Ordinary Shares”), that may be issued under the Plan by 2,600,000 Ordinary Shares.

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register, in connection with the Plan and pursuant to the Amendment, an additional 2,600,000 Ordinary Shares of the same class as registered under the Registrant’s Registration Statements on Form S-8 previously filed with the Commission on February 21, 2025 (File No. 333-285136), August 4, 2020 (File No. 333-240322), August 16, 2016 (File No. 333-213159) (as amended by the first post-effective amendment on Form S-8 filed with the Commission on March 28, 2019), and July 6, 2012 (File No. 333-182556) (collectively, the “Earlier Registration Statements”). The Earlier Registration Statements, where applicable, are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below in Part II.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The rules of the Commission allow us to incorporate by reference information into this Registration Statement. The information incorporated by reference is considered to be a part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below.

a.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 20, 2026 (the “Annual Report”);
b.
The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 19, 2026 (solely to the extent specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

c.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 7, 2026;
d.
The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 11, 2026, April 28, 2026 and April 29, 2026 (other than the documents, or portions thereof, not deemed to be filed); and

e.	The description of the Registrant’s Ordinary Shares contained in Exhibit 4.3 to the Annual Report.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents. Except as provided in the last sentence of the first paragraph of the section of this Registration Statement entitled “Item 3. Incorporation of Documents by Reference”, nothing in this Registration Statement shall be deemed to incorporate any information provided in documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 8.	Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Exhibits
4.1‡
Tronox Holdings plc Amended and Restated Management Equity Incentive Plan, as amended (incorporated by reference to Appendix E to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 19, 2026)

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Tronox Holdings plc
23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages hereto)
107*	Filing Fee Table

‡Incorporated herein by reference
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on May 7, 2026.

TRONOX HOLDINGS PLC

By	/s/ D. John Srivisal
	Name:	D. John Srivisal
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints John Romano, D. John Srivisal, Jeffrey N. Neuman and Steven Kaye and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-8, and to any registration statement filed under Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on May 7, 2026.

Signature	Title	Date

/s/ John Romano	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2026
John Romano

/s/ D. John Srivisal	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2026
D. John Srivisal

/s/ Jonathan Flood	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	May 7, 2026
Jonathan Flood

/s/ Ilan Kaufthal	Chairman of the Board	May 7, 2026
Ilan Kaufthal

/s/ Peter B. Johnston	Director	May 7, 2026
Peter B. Johnston

/s/ Ginger M. Jones	Director	May 7, 2026
Ginger M. Jones

/s/ Stephen Jones	Director	May 7, 2026
Stephen Jones

/s/ Moazzam A. Khan	Director	May 7, 2026
Moazzam A. Khan

/s/ Sipho Nkosi	Director	May 7, 2026
Sipho Nkosi

/s/ Jean-François Turgeon	Director	May 7, 2026
Jean-François Turgeon

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Tronox Holdings plc, has signed this registration statement or amendment thereto on May 7, 2026.

TRONOX US HOLDINGS INC.

By	/s/ Jeffrey N. Neuman
	Name:	Jeffrey N. Neuman
	Title:	Director